UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2013

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

At our Annual Meeting of Stockholders held on June 6, 2013, our stockholders: (i) re-elected nine directors, Messrs. Walter T. Beach, Edward E. Cohen, Jonathan Z. Cohen, Richard L. Fore, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin and P. Sherrill Neff to serve until the next annual meeting of stockholders in 2014; (ii) elected one new director, Stephanie H. Wiggins, to serve until the next annual meeting of stockholders in 2014; and (iii) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

The voting results were as follows:

Election of Directors	Shares For	Shares Withheld	Broker Non-Votes
Mr. Beach	49,487,326	1,177,763	54,990,755
Mr. E. Cohen	46,797,888	3,867,200	54,990,755
Mr. J. Cohen	47,299,809	3,365,279	54,990,755
Mr. Fore	49,763,643	901,446	54,990,755
Mr. Hart	49,756,448	908,641	54,990,755
Mr. Ickowicz	49,812,361	852,728	54,990,755
Mr. Kessler	49,686,051	979,037	54,990,755
Mr. Levin	48,424,516	2,240,573	54,990,755
Mr. Neff	49,444,760	1,220,329	54,990,755
Ms. Wiggins	49,707,659	957,429	54,990,755

A proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013:

Shares For	Shares Against	Abstentions	Broker Non-Votes
104,198,113	911,064	546,665	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: June 11, 2013	/s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer & Secretary